EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of The Hertz Corporation (the “Company”) on Form 10-K for the period ending December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elyse Douglas, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that to my knowledge:

(1)	the Report, to which this statement is furnished as an Exhibit, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 4, 2013
		By:	/s/ ELYSE DOUGLAS
Elyse Douglas Chief Financial Officer